UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2010
Vistaprint N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Hudsonweg 8
Venlo
The Netherlands	5928 LW
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 31 77 850 7700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 4, 2010, Vistaprint N.V. (“we,” “us” or “Vistaprint”) granted an additional annual cash incentive award to Wendy M. Cebula for our fiscal year ending June 30, 2011 in connection with Ms. Cebula’s appointment as Chief Operating Officer. This additional award has a target incentive level of $147,500; the actual amount that we pay to Ms. Cebula will be determined by Vistaprint’s level of achievement of the performance goals described below.
     Our Compensation Committee based Ms. Cebula’s cash incentive award 50% on Vistaprint’s achievement of constant currency revenue goals and 50% on Vistaprint’s achievement of earnings per share (“EPS”) goals, in each case for our full fiscal year ending June 30, 2011. For purposes of calculating these annual incentives, the Compensation Committee defines “constant currency revenue” as consolidated net revenue for Vistaprint and its subsidiaries for the fiscal year, adjusted to use the same currency exchange rates as set forth in Vistaprint’s budget for the fiscal year. “Earnings per share” is defined as earnings per share, on a fully diluted basis for the results of Vistaprint’s operations on a consolidated basis for the fiscal year, calculated in accordance with U.S. generally accepted accounting principles with some exclusions for income or expenses relating to several specific unusual events.
     The actual amount to be paid for this annual cash incentive award will be calculated as follows:
•	The payout is a percentage of the target incentive level listed above, where the payout percentage equals (0.5 X Revenue Target Percentage^0.5 + 0.5 X EPS Target Percentage^0.5)^19.2. The Revenue Target Percentage and EPS Target Percentage are calculated by dividing the actual amounts for the fiscal year by the goals determined by our Supervisory Board and Compensation Committee.

•	If either Vistaprint’s actual constant currency revenue amount or actual EPS amount is less than 90% of the goal, then the payout will be zero even if the other goal is achieved.

•	The payout percentage is capped at a maximum of 250%.
          In addition, on November 4, 2010, our Supervisory Board determined that, effective November 15, 2010, which is the date on which the following organizational changes will take place:
•	In her new role as Chief Customer Officer, Janet Holian will no longer be considered to be an “officer” of Vistaprint within the meaning of Rule 16a-1(f) under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or an “executive officer” of Vistaprint within the meaning of Rule 3b-7 under the Exchange Act

•	In Nicholas Ruotolo’s new role as President, Vistaprint Europe and in Katryn Shineman’s new role as President, Vistaprint North America, both will be considered to be “officers” of Vistaprint within the meaning of Rule 16a-1(f) under the Exchange Act and “executive officers” of Vistaprint within the meaning of Rule 3b-7 under the Exchange Act.
Item 5.07. Submission of Matters to a Vote of Security Holders
          Vistaprint held its Annual General Meeting of Shareholders on November 4, 2010, at which our shareholders approved the following proposals presented for consideration at the meeting. There were 43,979,084 ordinary shares of Vistaprint issued, outstanding and eligible to vote at the record date of October 7, 2010.
          (1) The reappointment of Louis R. Page as a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2014;
          (2) The reappointment of Richard T. Riley as a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2014;
          (3) The adoption of our statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended June 30, 2010;
          (4) The discharge of the members of our Management Board from liability with respect to the exercise of their duties during the year ended June 30, 2010;

          (5) The discharge of the members of our Supervisory Board from liability with respect to the exercise of their duties during the year ended June 30, 2010;
          (6) The authorization of our Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued and outstanding ordinary shares until May 4, 2012 on the open market, through privately negotiated transactions or in one or more self tender offers at prices per share between an amount equal to €0.01 and an amount equal to 110% of the market price of our ordinary shares on the NASDAQ Global Select Market or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Management Board); and
          (7) The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.
          The voting results for each proposal are as follows:

Proposal	Votes FOR	Votes AGAINST	Abstentions		Broker Non-Votes
Reappointment of Louis R. Page	34,804,707	24,112	7,285	*	3,736,022
Reappointment of Richard T. Riley	34,801,924	24,443	9,737	*	3,736,022
Adoption of statutory annual accounts	38,152,214	278,256	141,656		0
Discharge of Management Board liability	38,014,856	542,138	15,132		0
Discharge of Supervisory Board liability	38,374,167	182,847	15,112		0
Authorization to repurchase ordinary shares	38,539,041	27,380	5,705		0
Appointment of Ernst & Young LLP	38,532,516	36,457	3,153		0

*	In the case of the appointment of Supervisory Board members, an abstention was considered a vote FOR the other nominee for each position named in our proxy statement dated October 13, 2010.
Item 8.01. Other Events
          In conjuction with the shareholder authorization to repurchase our ordinary shares described above, on November 4, 2010, our Supervisory Board authorized the repurchase of up to $160 million of Vistaprint’s outstanding ordinary shares in open market or privately negotiated transactions. The timing and amount of any shares repurchased, if any, will be determined by our management based on its evaluation of market conditions and other factors and the purchase parameters set by our shareholders and Supervisory Board. The share repurchase authorization from our Supervisory Board expires on May 4, 2012, and we may suspend or discontinue the repurchase program at any time. Any repurchased shares will be available for use in connection with our equity compensation plans and corporate acquisitions. We expect to fund the repurchase program using our working capital.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2010	VISTAPRINT N.V.
	By:	/s/ Michael Giannetto
Michael Giannetto
Executive Vice President and Chief Financial Officer